EXHIBIT "99.1"

NEWS RELEASE ***FOR IMMEDIATE RELEASE***	**Contact:** **Income Opportunity Realty Investors, Inc.** **Investor Relations** **Gene Bertcher (800) 400-6407** **investor.relations@incomeopp-realty.com**

Income Opportunity Realty Investors, Inc. Reports Second Quarter 2016 Results

DALLAS (August 15, 2016) Income Opportunity Realty Investors, Inc. (NYSE MKT: IOT), a Dallas-based real estate investment company, reported results of operations for the second quarter ended June 30, 2016. IOT announced today that the Company reported net income applicable to common shares of $743,000 or $0.18 per diluted earnings per share for the three months ended June 30, 2016, as compared to net income applicable to common shares of $603,000 or $0.14 per diluted earnings per share for the same period ended 2015.

Land held subject to sales contract is our sole operating segment. In November 2015 the Company entered into a sales contract with an unrelated party. The contract was for all of the developable land owned by the Company. Due to the continuing involvement of the seller including the level of seller financing involved, the transaction is being accounted for under the deposit method. Under the deposit method, the no revenue is recognized and the asset remains on the books until the criteria for full revenue recognition are met. There was no revenue or operating expenses for this segment for the three months ended June 30, 2016.

IOT has notes receivable of $25.6 million at June 30, 2016. Interest income was $1.1 million for the three months ended June 30, 2016, a decrease of $34,000 from interest income recognized in the first quarter of 2015.

The company incurred no mortgage or loan interest for the three months ended June 30, 2016 as these obligations were paid off in 2015

About Income Opportunity Realty Investors, Inc.

Income Opportunity Realty Investors, Inc., a Dallas-based real estate investment company, holds a portfolio of equity real estate in Texas, including undeveloped land. The Company invests in real estate through direct equity ownership and partnerships. For more information, visit the Company's website at www.incomeopp-realty.com.

INCOME OPPORTUNITY REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
	(dollars in thousands, except per share amounts)			
Revenues:				
Rental and other property revenues	$ -	$ -	$ -	$ -
Expenses:				
Property operating expenses (including $0 and $8 for the three months and $0 and $15 for the six months ended 2016 and 2015, respectively, from related parties)	-	8	-	16
General and administrative (including $47 and $59 for the three months and $90 and $127 for the six months ended 2016 and 2015, respectively, from related parties)	128	122	221	297
Net income fee to related party	54	46	126	90
Advisory fee to related party	160	176	313	350
Total operating expenses	342	352	660	753
Net operating loss	(342)	(352)	(660)	(753)
Other income (expenses):				
Interest income from related parties	1,085	1,120	2,293	2,239
Other income	-	-	3	-
Mortgage and loan interest	-	(165)	-	(329)
Total other income	1,085	955	2,296	1,910
Net income	$ 743	$ 603	$ 1,636	$ 1,157
Earnings per share - basic				
Net income from continuing operations	$ 0.18	$ 0.14	$ 0.39	$ 0.28
Net income applicable to common shares	$ 0.18	$ 0.14	$ 0.39	$ 0.28
Earnings per share - diluted				
Net income from continuing operations	$ 0.18	$ 0.14	$ 0.39	$ 0.28
Net income applicable to common shares	$ 0.18	$ 0.14	$ 0.39	$ 0.28
Weighted average common shares used in computing earnings per share	4,168,214	4,168,214	4,168,214	4,168,214
Weighted average common shares used in computing diluted earnings per share	4,168,214	4,168,214	4,168,214	4,168,214

INCOME OPPORTUNITY REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS

	June 30, 2016		December 31, 2015	
	(unaudited)			
	(dollars in thousands, except par value amount)			
Assets				
Real estate land holdings subject to sales contract, at cost	$	22,717	$	22,717
Total real estate		22,717		22,717
Notes and interest receivable from related parties		25,589		26,708
Less allowance for doubtful accounts		(1,826)		(1,826)
Total notes and interest receivable		23,763		24,882
Cash and cash equivalents		1		2
Receivable and accrued interest from related parties		37,219		34,313
Other assets		2,257		2,390
Total assets	$	85,957	$	84,304
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and other liabilities	$	23	$	6
Total liabilities		23		6
Shareholders' equity:				
Common stock, $0.01 par value, authorized 10,000,000; issued 4,173,675 and outstanding 4,168,214 shares in 2016 and 2015		42		42
Treasury stock at cost, 5,461 shares in 2016 and 2015		(39)		(39)
Paid-in capital		61,955		61,955
Retained earnings		23,976		22,340
Total shareholders' equity		85,934		84,298
Total liabilities and shareholders' equity	$	85,957	$	84,304